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                                                                      Exhibit 15


                          ACCOUNTANT'S AWARENESS LETTER

May 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our report dated November 2, 2004 (except for the matters discussed in Note 2 and Note 13 to the consolidated interim financial statements, as to which the date is March 25, 2005) on our review of interim financial information of Pride International, Inc. (the "Company") for the three-month and nine-month periods ended September 30, 2004 and September 30, 2003 and included in the Company's quarterly report on Form 10-Q/A for the quarter ended September 30, 2004 is incorporated by reference in its Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-666444-01), its Registration Statements on Form S-3 (Nos. 333-89604, 333-107996, 333-107051 and 333-118106), its Registration
Statement on Form S-4 (No. 333-118104) and its Registration Statement on Form S-8 (No. 333-115588).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas